UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss.240.14a-12


                            Old Mutual Advisor Funds
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] No Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          1.   Title of each class of securities to which transaction applies:

          2.   Aggregate number of securities to which transaction applies:

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4.   Proposed maximum aggregate value of transaction:

          5.   Total fee paid:

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.  Amount Previously Paid:

        2.  Form, Schedule or Registration Statement No.:

        3.  Filing Party:

        4.  Date Filed:

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                      [Old Mutual Advisor Funds letterhead]

                            OLD MUTUAL ADVISOR FUNDS

               Old Mutual Asset Allocation Conservative Portfolio
                 Old Mutual Asset Allocation Balanced Portfolio
              Old Mutual Asset Allocation Moderate Growth Portfolio
                  Old Mutual Asset Allocation Growth Portfolio

                      IMPORTANT INFORMATION ABOUT THE PROXY


         During the week of March 27, 2006, proxy materials will be mailed to registered shareholders as of March 13, 2006, of each of the funds listed above (the "Funds") of Old Mutual Advisor Funds (the "Trust"). The proxy describes the issues that your clients, as shareholders of the Funds, will be asked to vote on at a meeting of shareholders scheduled for May 12, 2006. Below is an outline of the issues for which we are requesting your clients' vote:

    1.  To approve an investment sub-advisory agreement with:

        a.  Copper Rock Capital Partners, LLC;
        b.  Ibbotson Associates Advisors, LLC; and
        c.  Thomson Horstmann & Bryant, Inc.

    2. To transact any other business, not currently contemplated, that may properly come before the meeting or any adjournments or postponements thereof, in the discretion of the proxies or their substitutes.

         We have included a copy of the proxy materials for your information. We ask that you please urge your clients to vote as soon as possible.

QUESTIONS AND ANSWERS:

WHY IS THE BOARD RECOMMENDING APPROVAL OF NEW SUB-ADVISORY AGREEMENTS?

         After reviewing in detail the investment capabilities and investment processes of Copper Rock and THB, the Board is recommending that these investment managers provide co-portfolio management services to the Funds. The Board believes that each of these investment managers offers a broad background of institutional investing which will bring significant benefits to Fund shareholders. The Board recommends that Copper Rock manage a small-cap growth mandate within the Funds, and THB manage small-cap value and mid-cap value mandates within the Funds.

         Ibbotson currently provides strategic asset allocation consulting services to the Funds pursuant to an interim sub-advisory agreement approved by the Board on February 28, 2006. Prior to this date, Ibbotson provided these services to the Funds pursuant to a sub-advisory agreement approved by shareholders, which automatically terminated upon Ibbotson's purchase by Morningstar, Inc. on March 1, 2006. Therefore, a new sub-advisory agreement with Ibbotson is being proposed.

HAS THE BOARD APPROVED THE PROPOSALS?

         Yes. After careful consideration, the Board unanimously recommends that shareholders vote FOR all of the applicable proposals.

HOW DO MY CLIENTS VOTE THEIR SHARES?

         Shareholders may vote by touchtone telephone, via the Internet, by mail, or in person at the meeting. The proxy card(s) contains the telephone number to vote by telephone and the website to vote via the Internet. Shareholders may also vote by mailing the proxy card(s). If a shareholder casts their vote by telephone or via the Internet, they should not return their proxy card(s).

         Voting promptly by touchtone telephone, via the Internet, or by mail will help the Funds avoid the expenses of additional solicitations. If a shareholder does not respond at all, InvestorConnect, the Funds' proxy solicitor, may contact the shareholder by telephone to request that they cast their vote.

WHO DO I OR MY CLIENTS CALL WITH ADDITIONAL QUESTIONS?

         Please feel free to call InvestorConnect toll free at (800) 761-6521 with any additional questions between the hours of 10:00 a.m. and 10:00 p.m. Eastern Time.

















D-06-133 03/2006


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